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						 KIRKPATRICK & LOCKHART LLP
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						 SOUTH LOBBY, NINTH FLOOR
						 1800 M STREET, N.W.
						 WASHINGTON, DC 20036-5891

						 TELEPHONE (202) 778-9000
						 FACSIMILE (202) 778-9100
ARTHUR J. BROWN
(202) 778-9046
brownaj@kl.com


December 20, 1995



The Rodney Square International
Securities Fund, Inc.
Rodney Square North
Wilmington, Delaware 19890

Dear Sir or Madam:

	The Rodney Square International Securities Fund, Inc. ("Registrant") was incorporated in Maryland on July 24, 1987. We understand that the Registrant is about to file a Rule 24f-2 Notice for its only series, The Rodney Square International Equity Fund ("Fund"), pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended ("1940 Act"), for the purpose of making definite the number of shares which are registered for the Registrant under the Securities Act of 1933, as amended ("1933 Act"), and which were sold by the Registrant during its fiscal year ended October 31, 1995.

	We have, as counsel, participated in various business and other proceedings relating to the Registrant and the Fund. We have examined copies, either certified or otherwise proved to be genuine, of the Registrant's Articles of Incorporation and By-Laws, as now in effect, the minutes of meetings of its Board of Directors and other documents relating to its organization and operation, and we are generally familiar with its corporate affairs.

	Based upon the foregoing, it is our opinion that the shares of capital stock of the Fund sold during the fiscal year ended
October 31, 1995, the registration of which will be made definite by the filing of a Rule 24f-2 Notice, were legally issued, fully paid and non-assessable. We express no opinion as to compliance with the 1933 Act, the 1940 Act or applicable state securities laws in connection with the sales of shares of Registrant's capital stock.

	We hereby consent to this opinion accompanying the Rule 24f-2 Notice which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Other Information - Legal Counsel,, in the statement of additional information incorporated by reference into the prospectus of the Fund, filed as part of the Registrant's registration statement.

										Very truly yours,

										KIRKPATRICK & LOCKHART LLP

										By:  /s/ Arthur Brown
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											 Arthur J. Brown